                                                                   EXHIBIT 21.01

SUBSIDIARIES OF THE COMPANY
---------------------------
Cisco Systems (Argentina) S.A.
Cisco Systems, Inc., Sucursal Argentina
Cisco Systems Australia Pty Limited
Cisco Systems Capital (Australia) Pty Limited
Cisco Systems Wireless Networking (Australia) Pty Limited
Cisco Systems Austria Gmbh
Cisco Systems Belgium S.P.R.L.
Cisco Systems (Bermuda) Holdings Ltd.
Cisco Systems (Bermuda) International Ip Management Ltd.
Cisco Systems (Bermuda) Ip Holdings Ltd.
Cisco Systems Insurance Services Ltd.
Cisco Systems International Holdings Ltd.
Cisco Do Brasil Ltda.
Cisco Systems Bulgaria Eood
Nova Scotia Company
Canada Inc.
Cisco Systems Capital Canada Co./Les Systems Cisco Capital Canada CIE
Cisco Systems Canada Co./Les Systemes Cisco Canada Cie
Cisco Systems Co.
Cisco Systems Chile S.A.
Cisco Systems (China) Networking Technology Co., Ltd.
Cisco Systems (Colombia) Limitada
Cisco Systems Costa Rica, Sociedad Anonima
Cisco Systems Croatia Ltd. For Trade
Cisco Systems Cyprus Ltd.
Cisco Systems (Czech Republic) S.R.O.
Cisco Cable Products And Solutions A/S
Cisco Systems Danmark A/S
Cisco Systems Dominicana, S.A.
Cisco Systems International B.V., Dubai (Uae) Branch Office
Cisco Systems Egypt Ltd.
Cisco Systems Finland Oy
Cisco Systems Europe Sarl
Cisco Optical Transport Germany Gmbh
Cisco Systems Gmbh
Cisco Systems Internetworking Hellas S.A.
Cisco Systems (Hk) Limited
Cisco Systems Hungary Ltd. / Cisco Systems Hungary Servicing And Trading Limited
  Liability Company
Cisco Systems (India) Ltd., India Branch Office
Cisco Systems (India) Private Limited
Cisco Systems (Hk) Limited, Indonesian Representative Office
Pt Cisco Systems Indonesia
Baynard Limited
Charndon Limited
Chellington Limited
Chichley Limited
Cisco Systems Finance International
Cisco Systems Limited, Ireland Branch Office
Rushthorpe Limited
Saxhow Limited
Cisco Systems International B.V., Israel Branch Office
Cisco Systems Israel Ltd.
Cisco Systems O.I.A. (1998) Ltd.
Cisco Photonics Italy S.R.L.
Cisco Systems (Italy) S.R.L.

EXHIBIT 21.01

Cisco Systems K.K.
Cisco Systems Capital (Korea) Limited
Cisco Systems (Korea) Limited
Cisco Systems Management B.V., Latvia Representative Office
Cisco Systems Management B.V., Lebanon Representative Office
Cisco Systems Management B.V., Lithuania Representative Office
Cisco Systems Belgium S.P.R.L., Luxembourg Representative Office
Cisco Systems Luxembourg S.A R.L.
Cisco Systems (Malaysia) Sdn, Bhd
Cisco Systems De Mexico, S.A. De C.V.
Cisco Photonics Holding B.V.
Cisco Systems International B.V.
Cisco Systems Management B.V.
Cisco Systems Netherlands Holdings B.V.
Cisco Systems Capital (Australia) Pty Limited, New Zealand Branch Office
Cisco Systems New Zealand Limited
Cisco Systems Norway As
Cisco Systems Pakistan (Private) Limited
Cisco Systems Panama S. De R.L.
Cisco Systems Peru S.A.
Cisco Systems (Hk) Limited, Philippine Representative Office
Cisco Systems Management B.V., Philippine Branch (Dba "Cisco Systems, Philippine
  Branch")
Cisco Systems Poland Sp. Z O.O.
Cisco Systems Portugal -- Sistemas Informaticos,
Sociedade Unipessoal, Limitada
Cisco Systems Romania S.R.L.
Cisco Systems International B.V., Moscow (Russia) Representative Office
Cisco Systems International B.V., Saudi Arabia Branch
Cisco Systems (Scotland) Limited
Cisco Systems (Usa) Pte. Ltd.
Cisco Systems Slovakia Spol. S.R.O
Cisco Systems Management B.V., Podruznica Ljubljana [Branch Office In Ljubljana
  (Slovenia)]
Cisco Systems (South Africa) (Proprietary) Limited
Cisco Systems (Spain) S.L.
Cisco Systems Management B.V., Sri Lanka Liaison Office
Cisco Systems Ab
Cisco Systems (Sweden) Ab
Cisco Systems (Switzerland) Gmbh
Cisco Systems Taiwan Ltd.
Cisco Systems (Thailand) Limited
Cisco Systems Internetworking Iletisim Hizmetleri Limited Sirketi
Cisco Systems Import/Export Corporation
Cisco Systems Management B.V., Ukraine Representative Office
Calista Limited
Cisco Systems Limited
Stratacom Limited
Cisco Acquisition I, Inc.
Cisco Acquisition Ii, Inc.
Cisco Acquisition Iii, Inc.
Cisco Systems Capital Corporation
Telebit, Corporation (CA,USA)
Cisco Systems Capital Funding, Llc
Cisco Systems Finance, Inc.
Cisco Systems Holding, Inc.
Cisco Systems, Inc.
Cisco Systems (India) Ltd.

EXHIBIT 21.01

Cisco Systems Investments Ltd.
Cisco Systems Limited
Cisco Systems Sales & Services, Inc.
Cisco Technology, Inc.
Radiata Communications, Inc.
Metaplex Inc. USA
Cisco Photonics, Inc.
Radiata, Inc.
Cisco Systems (Puerto Rico) Corp.
Cisco Systems Venezuela, C.A.
Cisco Systems Vietnam Limited (Cong Ty Trach Nhiem Huu Han Cisco Systems
  Vietnam)
Cisco Systems Management B.V., Representative office in Hanoi
Cisco Systems Management B.V., Zimbabwe Liaison Office